Exhibit 99.3

EXECUTION VERSION

LENNAR CORPORATION

$400,000,000

12.25% Senior Notes due 2017

Purchase Agreement

New York, New York

April 23, 2009

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

named on Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Lennar Corporation, a corporation organized under the laws of Delaware (the “Company”), hereby confirms its agreement with the initial purchasers named on Schedule I hereto (each, an “Initial Purchaser” and collectively, the “Initial Purchasers”) for whom Citigroup Global Markets Inc. (the “Representative”) is acting as representative, as set forth below.

Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $400,000,000 aggregate principal amount of the Company’s 12.25% Senior Notes due 2017 (the “Notes”). The Notes are to be issued pursuant to the terms of an Indenture (the “Indenture”) among the Company, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will be unconditionally guaranteed (collectively, the “Guarantees”) jointly and severally, by each of the direct or indirect subsidiaries of the Company listed on Schedule II hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared (i) a preliminary offering memorandum, dated April 23, 2009 (including the information incorporated by reference therein, the “Preliminary Memorandum”; the Preliminary Memorandum and the pricing information set forth on Schedule III hereto, all considered together, the “General Disclosure Package”)

and (ii) a final offering memorandum, dated April 23, 2009 (including the information incorporated by reference therein, the “Memorandum”). Each of the Preliminary Memorandum and the Memorandum sets forth or incorporates a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements incorporated by reference therein. Unless stated to the contrary, all references herein to (i) the Memorandum are to the Memorandum at the date thereof and (ii) the Preliminary Memorandum or the General Disclosure Package are to the Preliminary Memorandum or the General Disclosure Package as of the Applicable Time (as defined below) and shall not be deemed to include any amendment or supplement thereto subsequent to the date thereof or any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date thereof which is incorporated by reference therein and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Preliminary Memorandum or the Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date of the Preliminary Memorandum and the Memorandum, respectively, which is incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Memorandum, and any amendment or supplement thereto, in connection with the resale of the Securities by the Initial Purchasers. As used herein, “Applicable Time” means 4:15 p.m. (New York City time) on April 23, 2009, or such other time as agreed to by the Company and the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Preliminary Memorandum and the Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers (“Qualified Institutional Buyers” or “QIBs”) as defined in Rule 144A under the Act, as such rule may be amended from time to time (“Rule 144A”), and outside the United States to certain persons in reliance on Regulation S under the Act (“Regulation S”).

The Initial Purchasers and the direct and indirect transferees of the Notes and the Guarantees will each be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), to be dated as of the Closing Date (as defined in Section 3 below), pursuant to which the Company will agree, among other things, to file one or more registration statements (each, a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering under the Act resales of the Securities or the exchange by the Company of Exchange Notes (as defined in the Registration Rights Agreement) and the guarantees of the Exchange Notes for the Securities.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1:

(a) The General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Memorandum and any amendment or supplement thereto, if applicable, as of its date and at the Closing Date, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a) do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion in the General Disclosure Package or the Memorandum (or any supplement thereto).

(b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

(c) Each consolidated subsidiary of the Company has been duly incorporated or organized, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent of failures to qualify that could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the General Disclosure Package and the Memorandum, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(d) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding instrument enforceable against each of the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(e) The Exchange Notes and the Private Exchange Notes (as such term is defined in the Registration Rights Agreement), if and when issued, shall be in the form contemplated by the Indenture. The Exchange Notes and the Private Exchange Notes, if and

when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, if and when issued and delivered in exchange for the Securities in accordance with the Registration Rights Agreement, will have been duly executed, issued and delivered and shall constitute valid and legally binding obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Securities, the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(f) The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes, if and when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes have been duly authorized and, when executed and delivered by each of the Guarantors in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(g) The Registration Rights Agreement has been duly authorized and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding instrument enforceable against each of the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(h) Each of the Indenture, the Securities and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the General Disclosure Package and the Memorandum.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in the General Disclosure Package and the Memorandum.

(j) The shares of Class A Common Stock and Class B Common Stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable; and the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the capital stock or any other securities of the Company; and, except as set forth in the General Disclosure Package and the Memorandum or otherwise disclosed in writing to the Initial Purchasers, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) the qualification of the Indenture under the Trust Indenture Act as contemplated by the Registration Rights Agreement, (ii) in the case of performance of the Registration Rights Agreement, filing with the Commission of and the receipt of an order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and (iii) such additional steps as may be required under state securities or blue sky laws.

(l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, credit agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as set forth in the General Disclosure Package and the Memorandum.

(m) There has not occurred any material adverse change, or any development, that involves a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Memorandum present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data set forth or incorporated by reference in the General Disclosure Package and the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(p) Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the General Disclosure Package and the Memorandum, are independent registered public accountants within the meaning of the Public Company Accounting Oversight Board Act with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(q) Each of the Company and its subsidiaries has good and marketable title to all real property described in the General Disclosure Package and the Memorandum as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the General Disclosure Package and the Memorandum or such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto). All leases, contracts and agreements, including those referred to in the General Disclosure Package and the Memorandum to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such subsidiary, are valid and enforceable against the other party or parties thereto and are in full force and effect, except where the failure to be valid and enforceable against the other party or other parties thereto or to be in full force and effect would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(r) None of the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, credit agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) for such violations and defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. No holders of any series of outstanding securities of the Company have (x) directly notified the Company or, to the Company’s knowledge, notified the Trustee of any default with respect to such securities or (y) declared the principal and accrued interest, if any, on such securities to be due and payable.

(s) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(t) The Company is not and, after giving effect to the offering and the sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Memorandum, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(w) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto), neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(bb) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(cc) The subsidiaries listed on Annex A attached hereto include all the significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(dd) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the General Disclosure Package and the Memorandum to be conducted. There are no conflicting rights of third parties to any such Intellectual Property; there is no material infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the General Disclosure Package and the Memorandum as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ee) Except as disclosed in the General Disclosure Package and the Memorandum, the Company does not have any material lending or other relationship with any bank or firm that the Company believes to be a lending affiliate of any of the Initial Purchasers. The Company intends to use the proceeds from the sale of the Securities hereunder for the purposes described in the General Disclosure Package and the Memorandum under the caption “Use of Proceeds.”

(ff) Neither the offering or sale of the Securities as contemplated by this Agreement nor the filing of any Registration Statement contemplated by the Registration Rights Agreement, gives rise or shall give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any securities of the Company or the Guarantors.

(gg) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and of the preparation of financial statements in accordance with generally accepted accounting principles and are effective to perform the functions for which they are designed; since the date of the most recent evaluation of internal controls over financial reporting, there have been no significant changes in disclosure controls and procedures and internal control over financial reporting or in other factors that could significantly affect disclosure controls and procedures and internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers and principal financial officers of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is and, to the knowledge of the Company, all of its directors and executive officers (in their capacity as such) are, otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.

(hh) Neither the Company nor any of the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(ii) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(jj) No securities of the Company or any Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(kk) Neither the Company nor any of the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(ll) Except as disclosed in the General Disclosure Package and the Memorandum, there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each description in the General Disclosure Package and the Memorandum of a business relationship or related party transaction is a fair and accurate description of the relationships and transactions so described in all material respects.

(mm) Neither the Company nor any of the Guarantors or any of their respective Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities; each of the Company, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(nn) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is eligible to file a Registration Statement on Form S-3. Each document filed, or to be filed prior to the closing of transactions contemplated by this Agreement, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in the General Disclosure Package and the Memorandum (or any amendment or supplement thereto) at the time filed with the Commission conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

(oo) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(pp) The description in the General Disclosure Package and the Memorandum of the Company’s investments in unconsolidated entities, including adjustments thereto, the amount of the Company’s net recourse exposure related thereto and the completion guarantees related thereto, is accurate in all material respects.

(qq) Neither the Company nor any of its subsidiaries nor, insofar as the Company is aware, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company shall not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC.

Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.723% of their principal amount, plus accrued interest, the aggregate principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

The Company acknowledges and agrees that each Initial Purchaser in providing investment banking services to the Company in connection with the offering of the Notes, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor on an arm’s length basis and not as a fiduciary and the Company does not intend such Initial Purchaser to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. The Company shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement and the Initial Purchasers shall have no responsibility or liability with respect thereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on April 30, 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). One or more global securities representing the Securities shall be registered by the Trustee in the name of the nominee of The Depository Trust Company (“DTC”), Cede & Co., credited to the accounts of such of its participants as the Representative shall request, upon notice to the Company at least 48 hours prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Initial Purchasers to the account of the Company of the aggregate purchase price therefor by wire transfer in immediately available funds.

4. Offering by the Initial Purchasers.

(a) It is understood that the Initial Purchasers will offer and sell the Securities in accordance with this Section as soon as they deem it advisable to do so. The Securities are to be initially offered at the offering price set forth in the General Disclosure Package and the Memorandum. The Initial Purchasers may from time to time thereafter change the price and other selling terms.

(b) Each Initial Purchaser severally represents and agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act).

(c) Each Initial Purchaser also severally represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

5. Agreements. The Company agrees with the Initial Purchasers that:

(a) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(b) If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the General Disclosure Package or the Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the General Disclosure Package or the Memorandum in order to comply with applicable law, the Company will promptly notify the Representative thereof and will prepare, at the Company’s expense, an amendment or supplement to the General Disclosure Package or the Memorandum, as the case may be, that corrects such statement or omission or effects such compliance.

(c) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the General Disclosure Package and the Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto, as the Initial Purchasers may reasonably request.

(d) The Company shall apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the General Disclosure Package and the Memorandum.

(e) For so long as any Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements filed by the Company with the Commission or furnished to any national securities exchange on which any class of securities of the Company may be listed.

(f) Neither the Company, any of the Guarantors nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

(g) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(h) The Company will furnish to the Initial Purchasers a copy of each proposed amendment or supplement to the General Disclosure Package or the Memorandum, and not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object in writing; after the date hereof and prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), and the Company will not file any document under the Exchange Act which is incorporated by reference in the General Disclosure Package or the Memorandum, in each case unless the Initial Purchasers previously have been advised of, and furnished with a copy within a reasonable period of time prior to, the proposed filing. The Company will advise the Initial Purchasers of the time when any amendment or supplement to the General Disclosure Package or the Memorandum has been made or when any document filed under the Exchange Act which is incorporated by reference in the General Disclosure Package or the Memorandum has been filed with the Commission and will provide evidence satisfactory to the Initial Purchasers of each such amendment, supplement or filing.

(i) The Company will not, nor will it permit any of its Affiliates (as defined in Rule 501(b) under the Act) to, during the two-year period following the Closing Date, resell any Securities that have been acquired by any of them.

(j) Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of their respective Affiliates, nor any authorized person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Exchange Notes and guarantees of the Exchange Notes issuable upon exchange thereof under the Act.

(k) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Initial Purchasers and use all reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC and such other clearance and settlement systems that the Initial Purchasers may designate.

(m) In connection with any Securities offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register or permit to be registered any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(n) Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, of any debt securities of the Company, other than commercial paper notes that are exempt from registration by reason of Section 3(a)(3) of the Act, for a period of 5 Business Days after the date hereof.

(p) Prior to the Closing Date, without the prior written consent of the Representative, the Company shall not give to any prospective purchaser of the Securities or any other person not in its employ any written communication concerning the offering of the Securities (an “Issuer Written Communication”) other than the General Disclosure Package, the Memorandum or any other offering materials prepared by or with the prior consent of the Representative.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Clifford Chance US LLP shall have furnished to the Initial Purchasers their written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

(b) The Initial Purchasers shall have received from Willkie Farr & Gallagher LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the President or an Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the General Disclosure Package and the Memorandum and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) the sale of the Securities hereunder has not been enjoined (temporarily or permanently); and

(iii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto).

(d) The Company shall have furnished to the Initial Purchasers a letter of Deloitte & Touche LLP addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

(e) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the General Disclosure Package and the Memorandum (exclusive of any amendment thereof), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Memorandum (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Memorandum (exclusive of any amendment thereof).

(f) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given by such a rating organization of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g) The issuance and sale of the Securities pursuant to this Agreement shall not have been enjoined (temporarily or permanently), no restraining order or other injunctive order shall have been issued and no action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

(h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

(i) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed by the Company, and the Securities shall have been duly authenticated by the Trustee.

(j) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Willkie Farr & Gallagher LLP, counsel for the Initial Purchasers, at 787 Seventh Avenue, New York, New York, on the Closing Date.

7. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the General Disclosure Package or the Memorandum and any amendments or supplements thereto, and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, and (viii) any fees charged by investment rating agencies for the rating of the Securities.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that under no circumstances will the total amount the Company is required to reimburse exceed $200,000.

8. Offering of Securities, Restrictions on Transfer. (a) Each of the Initial Purchasers, severally and not jointly, agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers or the Initial Purchasers reasonably believe, that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors; Transfer Restrictions” contained in the General Disclosure Package and the Memorandum.

(b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States of Securities that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers such Securities or has in its possession or distributes any of the General Disclosure Package and the Memorandum or any other material, in all cases at its own expense; (ii) such Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from registration requirements of the Act; (iii) it has offered such Securities and will offer and sell such Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of such Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases any of such Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S.”

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

(c) Each of the Initial Purchasers represents and warrants (as to itself only) that (i) it has not offered or sold and, prior to or during the period of six months from the issuance of the Securities, will not offer or sell the Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer of transferable securities to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) or would otherwise constitute a breach of section 21 of FSMA, (ii) it has complied with and will comply with all applicable provisions of FSMA, and of all applicable regulations and orders made thereunder, with respect to any action taken in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue and sale of the Securities to a person who is of the kind described in Articles 19, 48, 49 or 50 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) or is a person to whom any such document may otherwise be lawfully issued or passed.

(d) Each of the Initial Purchasers represents and warrants (as to itself only) that it has not made and will not make an offer of the Securities to the public in any Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), prior to the publication of a prospectus in relation to the Securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State : (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) by the Initial Purchasers to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representative for any such offer or (iv) in any other circumstances that do not require the publication by the Company or the Guarantors of a prospectus pursuant to Article 3(2) of the Prospectus Directive , provided no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this Section 8(d), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers, and each person who controls the Initial Purchasers within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the General Disclosure Package, any Issuer Written Communication or the Memorandum or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the General Disclosure Package, any Issuer Written Communication or the Memorandum or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, (A) the sentences relating to concessions and reallowances and (B) in the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum, the General Disclosure Package and the Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the General Disclosure Package and the Memorandum.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Initial Purchaser) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Registration Statement and the Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in clearance or settlement systems through which transfers of securities of the Company are effected shall have occurred or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Memorandum and the Memorandum (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 15 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attn: General Counsel (fax no.: (212) 816-7912); or, if sent to the Company, will be mailed, delivered or telefaxed to Lennar Corporation, 700 N.W. 107th Avenue, Miami, Florida 33172, Attn: General Counsel, Mark Sustana (fax no.: (305) 229-6650).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Relationship. The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Initial Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms, which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $.10 per share.

“Class B Common Stock” shall mean the Company’s Class B common stock, par value $.10 per share.

“significant subsidiary” shall mean each subsidiary of the Company that as of the date of this Agreement is a “significant subsidiary” for purposes of Rule 1-02 of regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

LENNAR CORPORATION

By:	/s/ Bruce Gross
Name:	Bruce Gross
Title:	Vice President, Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
For itself and on behalf of the several Initial Purchasers

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

SCHEDULE I

Schedule of Initial Purchasers

Initial Purchaser	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$320,000,000

Banc of America Securities LLC	40,000,000

J.P. Morgan Securities Inc.	40,000,000

Total:	$400,000,000

SCHEDULE II

Guarantors

360 Developers, LLC	Aquaterra Utilities, Inc.
Asbury Woods, LLC	Astoria Options, LLC
Avalon Sienna III L.L.C.	Aylon, LLC
Bay Colony Expansion 369, Ltd.	Bay River Colony Development, Ltd.
BB Investment Holdings, LLC	BCI Properties, LLC
Blackstone CC, LLC	BPH I, LLC
Bramalea California, Inc.	Builders LP, Inc.
C & C Ranch, LLC	Cambria, LLC
Camelot Ventures, LLC	Cary Woods, LLC
CBM Management, Inc.	Cedar Lakes II, LLC
Cherrytree II LLC	Colonial Heritage LLC
Columbia Station, LLC	Concord at Cornerstone Lakes, LLC
Concord at Meadowbrook L.L.C.	Concord at Ravenna, LLC
Concord at the Glen, LLC	Concord City Centre, LLC
ConnectionTime Holding, LLC	ConnectionTime, LLC
Coto de Caza, Ltd.	Coventry, LLC
Creekside Crossing, LLC	Darcy-Joliet, LLC
DBJ Holdings, LLC	Enclave Land, LLC
F&R QVI Home Investments USA, LLC	Fortress Mortgage, Inc.
Fortress Pennsylvania Realty, Inc.	Fox-Maple Associates, LLC
Garco Investments, LLC	Genesee Communities I, Inc.
Genesee Communities II, LLC	Genesee Communities III, Inc.
Genesee Communities IV, LLC	Genesee Communities IX, LLC
Genesee Communities V, LLC	Genesee Communities VI, LLC
Genesee Communities VII, LLC	Genesee Communities VIII, LLC
Greystone Construction, Inc.	Greystone Homes of Nevada, Inc.
Greystone Homes, Inc.	Greystone Nevada, LLC
Greywall Club, LLC	Gridley 33, LLC
Haverford Venture L.L.C.	Haverton, LLC
Heathcote Commons LLC	Home Buyer’s Advantage Realty, Inc.
Home Integrity Insurance Company	Homecraft Corporation
Imperial Desert Holdings, Inc.	Imperial Desert Homes, LLC
Inactive Companies, LLC	Independence L.L.C.
Johns Creek Phase II, LLC	Lakelands at Easton, L.L.C.
Landmark Homes, Inc.	LCD Asante, LLC
LEN - Playa Vista, LLC	LENH I, LLC
Lennar - BVHP, LLC	Lennar Aircraft I, LLC
Lennar Arizona Construction, Inc.	Lennar Arizona, Inc.
Lennar Associates Management Holding Company	Lennar Associates Management, LLC
Lennar Buffington Colorado Crossing, L.P.	Lennar Buffington Zachary Scott, L.P.
Lennar Carolinas, LLC	Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.	Lennar Chicago, Inc.
Lennar Cobra, LLC	Lennar Colorado, LLC
Lennar Communities Development, Inc.	Lennar Communities Nevada, LLC
Lennar Communities of Chicago L.L.C.	Lennar Communities, Inc.
Lennar Construction, Inc.	Lennar Corporation
Lennar Coto Holdings, LLC	Lennar Developers, Inc.
Lennar Family of Builders GP, Inc.	Lennar Family of Builders Limited Partnership
Lennar Financial Services, LLC	Lennar Fresno, Inc.
Lennar Funding, LLC	Lennar Georgia, Inc.
Lennar Gulf Coast, LLC	Lennar Hingham Holdings, LLC
Lennar Hingham JV, LLC	Lennar Homes Holding, LLC
Lennar Homes of Arizona, Inc.	Lennar Homes of California, Inc.
Lennar Homes of Texas Land and Construction, Ltd.	Lennar Homes of Texas Sales and Marketing, Ltd.
Lennar Homes, LLC	Lennar HW Scala Port Imperial South, LLC
Lennar Illinois Trading Company, LLC	Lennar Imperial Holdings Limited Partnership
Lennar Land Partners Sub II, Inc.	Lennar Land Partners Sub, Inc.
Lennar Layton, LLC	Lennar Lytle, LLC
Lennar Massachusetts Properties, Inc.	Lennar New Jersey Properties, Inc.
Lennar New York, LLC	Lennar Northeast Properties LLC
Lennar Northeast Properties, Inc.	Lennar Pacific Properties Management, Inc.
Lennar Pacific Properties, Inc.	Lennar Pacific, Inc.
Lennar PI Acquisition, LLC	Lennar PI Property Acquisition, LLC
Lennar PIS Management Company, LLC	Lennar PNW, Inc.
Lennar Reflections, LLC	Lennar Renaissance, Inc.
Lennar Reno, LLC	Lennar Riverside West Urban Renewal Company, L.L.C.
Lennar Riverside West, LLC	Lennar Sacramento, Inc.
Lennar Sales Corp.	Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.	Lennar Southwest Holding Corp.
Lennar Texas Holding Company	Lennar Trading Company, LP
Lennar Ventures, LLC	Lennar West Valley, LLC
Lennar.com Inc.	Lennar-Lantana Boatyard, Inc.
Len-Verandahs, LLP	LFB Engineered Systems, Inc.
LFB-FSD, LLC	LFS Holding Company, LLC
LH Eastwind, LLC	LHI Renaissance, LLC
Long Beach Development, LLC	Lori Gardens Associates III, LLC
Lorton Station, LLC	Madrona Ridge, LLC
Madrona Village Mews L.L.C.	Madrona Village, LLC
Mid-County Utilities, Inc.	Mission Viejo 12S Venture, LP
Mission Viejo Holdings, Inc.	Montgomery Crossings, LLC
New Home Brokerage, Inc.	Northbridge L.L.C.
Northeastern Properties LP, Inc.	Palm Gardens at Doral, LLC
Paparone Construction Co.	Parc Chestnut L.L.C.
Perris Green Valley Associates, a California limited partnership	PG Properties Holding, LLC

Pioneer Meadows Development, LLC	Pioneer Meadows Investments, LLC
POMAC, LLC	Prestonfield, LLC
Providence Lakes, LLP	Raintree Village, L.L.C.
Raintree Village II, LLC	Reflections Urban Renewal Company, LLC
Rivendell Joint Venture	Rivenhome Corporation
Rutenberg Homes of Texas, Inc.	Rutenberg Homes, Inc. (Florida)
Rye Hill Company, LLC	S. Florida Construction II, LLC
S. Florida Construction III, LLC	S. Florida Construction, LLC
Santa Ana Transit Village, LLC	Savell Gulley Development, LLC
Seminole/70th, LLC	Siena at Old Orchard, LLC
Sonoma L.L.C.	Spanish Springs Development, LLC
Stoney Corporation	Stoneybrook Joint Venture
Strategic Cable Technologies, L.P.	Strategic Holdings, Inc. d/b/a Lennar Communications Ventures (LCV)
Strategic Technologies Communications of California, Inc.	Strategic Technologies, LLC
Summerfield Venture L.L.C.	Summerwood, LLC
Summit Enclave, LLC	Summit Glen, LLC
Temecula Valley, LLC	The Courts of Indian Creek L.L.C.
The Fortress Group, Inc.	The Preserve at Coconut Creek, LLC
Trade Services Investments, Inc.	U.S. Home Corporation
U.S. Home of Arizona Construction Co.	U.S. Home Realty, Inc.
U.S. Home/KB North Douglas, LLC	U.S.H. Los Prados, Inc.
U.S.H. Realty, Inc.	USH - Flag, LLC
USH (West Lake), Inc.	USH Equity Corporation
USH Millennium Ventures Corp.	USH Woodbridge, Inc.
UST Lennar HW Scala GP PIS 10, LLC	UST Lennar HW Scala GP PIS 12, LLC
UST Lennar HW Scala GP PIS 7, LLC	WCP, LLC
West Chocolate Bayou Development, LLC	West Van Buren, LLC
Westchase, Inc.	Winands Ventures, LLC

SCHEDULE III

Pricing Information

Issuer:	Lennar Corporation

Security:	12.25% Senior Notes due 2017

Ranking:	Senior unsecured

Size:	$400,000,000

Maturity Date:	June 1, 2017

Price to Investors:	98.098%

Coupon Dates:	June 1, December 1

Re-offer Spread:	+969.6 bp

Pricing Benchmark:	2.750% due February 15, 2019

Benchmark Yield:	2.929%

Make Whole Call:	T+50 bp

Expected Settlement Date:	April 30, 2009

Rating:	B3 (neg) / BB- (neg) / BB+ (neg)

Sole Book-Running Manager:	Citigroup Global Markets Inc.

Co-Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc.

ANNEX A

Greystone Homes, Inc., a Delaware corporation.

Lennar Homes, LLC, a Florida limited liability company.

Lennar Homes of California, Inc., a California corporation.

Lennar Southwest Holding Corp., a Nevada corporation.

Lennar Renaissance, Inc., a California corporation.

Lennar Communities Development, Inc., a Delaware corporation.

Lennar Fresno, Inc., a California corporation.

Lennar Sacramento, Inc., a California corporation.

Lennar Homes of Arizona, Inc., an Arizona corporation.

Lennar Carolinas, LLC, a Delaware limited liability company.

U. S. Home Corporation, a Delaware corporation.

Lennar Homes Holding, LLC, a Delaware limited liability company.

ANNEX B

Opinion of Clifford Chance US LLP

1. The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Memorandum; the Company is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where we have been advised that the failure to qualify would not have a materially adverse effect upon the business of the Company and the its subsidiaries taken as a whole.

2. Each Subsidiary has been duly incorporated or formed, as the case may be, and is validly existing in good standing or active status under the laws of the State of its incorporation or formation, with corporate or other power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Memorandum. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where we have been advised that the failure to qualify would not have a materially adverse effect upon the business of the Company and its subsidiaries taken as a whole.

3. The Company has authorized capital stock as set forth under the caption “Capitalization” in the General Disclosure Package and the Memorandum; and no preemptive rights of stockholders exist under the Certificate of Incorporation or By-Laws of the Company, each as amended, restated or amended and restated through the date of this letter, or under the Delaware General Corporation Law with respect to any securities of the Company or the issue or sale thereof by the Company.

4. To the best of our knowledge, except as described in the General Disclosure Package and the Memorandum, (A) there are no options, warrants or other rights to purchase from any of the Designated Guarantors shares of capital stock or ownership interests in any of the Designated Guarantors and (B) there are no outstanding agreements or other obligations of any of the Designated Guarantors to issue, or other rights to cause any of the Designated Guarantors to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any of the Subsidiaries.

5. Except as described in the General Disclosure Package and the Memorandum, to the best of our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, that has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Notes.

6. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes, any Private Exchange Notes, the Indenture and the Registration Rights Agreement.

7. Each Designated Guarantor has all requisite corporate or other power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees.

8. The Indenture is in sufficient form for qualification under the Trust Indenture Act; the Indenture has been duly and validly authorized, executed and delivered by the Company and the Designated Guarantors, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitutes the valid and legally binding agreement of the Company and each of the Designated Guarantors, enforceable against the Company and each of the Designated Guarantors in accordance with its terms, except that the enforcement of the Indenture is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Indenture may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

9. The Notes and the Guarantees by the Designated Guarantors are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by you in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement of the Notes is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Notes may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

10. The Guarantees have been duly and validly authorized, executed and delivered by the Designated Guarantors. The Guarantees by the Designated Guarantors will constitute the valid and legally binding obligations of the Designated Guarantors, entitling the holders of the Notes to the benefits of the Guarantees provided in the Indenture, and enforceable against the Designated Guarantors in accordance with their terms, except that the enforcement of the Guarantees is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Guarantees by the Designated Guarantors may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

11. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and when executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and any private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitling the holders of the Notes to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except to the extent that the enforcement of the Exchange Notes and any Private Placement Notes may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

12. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Designated Guarantors, and (assuming due authorization, execution and delivery thereof by you) constitutes the valid and legally binding agreement of the Company and the Designated Guarantors, enforceable against the Company and the Designated Guarantors in accordance with its terms, except to the extent that (A) the enforcement of the Registration Rights Agreement may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

13. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby; the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Purchase Agreement has been duly executed and delivered by the Company.

14. The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions of them contained in the General Disclosure Package and the Memorandum.

15. The statements under the captions “Capitalization,” “Description of the Notes,” “Exchange Offer; Registration Rights,” “Plan of Distribution” and “Notice to Investors; Transfer Restrictions” in the General Disclosure Package and the Memorandum, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information with respect to such documents and matters.

16. The statements under the caption “Federal Income Tax Considerations” in the General Disclosure Package and the Memorandum, insofar as such statements constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and accurately and fairly present and summarize, in all material respects, the matters referred to therein.

17. We know of no material legal or governmental proceedings pending or threatened against the Company, the Subsidiaries or any other subsidiaries of the Company, except as set forth in or contemplated by the General Disclosure Package and the Memorandum. There are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any property of the Company or any such subsidiary is subject that would be required to be disclosed under Item 103 of the U.S. Securities and Exchange Commission’s Regulation S-K and has not been disclosed under that Item or in the General Disclosure Package and the Memorandum.

18. The execution and delivery of the Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement by the Company and the execution and delivery of the Indenture, the Registration Rights Agreement and the Guarantees by the Designated Guarantors and the consummation of the transactions contemplated in them do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (or an event that with the giving of notice or lapse of time or both would constitute a default under) or result in the imposition or creation of (or the obligation to impose or create) a lien on any property or assets of the Company or the Designated Guarantors (other than as contemplated by the Indenture and the Guarantees) with respect to, the organizational documents of the Company or any of the Designated Guarantors, or any agreement or instrument known to us to which the Company or a Designated Guarantor is a party or by which the Company or a Designated Guarantor may be bound or any order, rule or regulation known to us to be applicable to the Company or any Designated Guarantor of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Designated Guarantor.

19. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees by the Company and the Designated Guarantors and the consummation by them of the transactions contemplated by those agreements and instruments, except (i) the qualification of the Indenture under the Trust Indenture Act as contemplated by the Registration Rights Agreement, (ii) in the case of performance of the Company’s obligations under the Registration Rights Agreement, filing with the U.S. Securities and Exchange Commission of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and the receipt of an order of the U.S. Securities and Exchange Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and (iii) as may be required by the Financial Industry Regulatory Authority or as required by state securities laws, as to which we express no opinion.

20. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Purchase Agreement and application of the net proceeds from those transactions as described in the General Disclosure Package and the Memorandum, required to register as an investment company under the Investment Company Act of 1940, as amended.

21. No registration under the Act of the Securities is required in connection with the sale of the Securities to you as contemplated by the Purchase Agreement and the General Disclosure Package and the Memorandum or in connection with the initial resale of the Securities by you in accordance with Section 8 of the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that all the purchasers who buy Securities in the initial resale thereof are Qualified Institutional Buyers, or persons other than U.S. persons, (ii) the accuracy of your representations in Section 8 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to you and the initial resale thereof and (iii) the due performance by you of the agreements set forth in Section 8 of the Purchase Agreement and the offering and transfer procedures set forth in the Memorandum.

In addition, we have participated in the preparation of the General Disclosure Package and the Memorandum (but not necessarily all of the documents incorporated by reference in the General Disclosure Package and the Memorandum) and in conferences with officers and other representatives of the Company, the independent public accountants for the Company, you and your representatives, at which the contents of the General Disclosure Package and the Memorandum and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings. On the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Memorandum, as of its date or at the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the General Disclosure Package and the Memorandum, as to which no opinion need be rendered).

ANNEX C

Letter of Accountants

EXHIBIT A

Form of Registration Rights Agreement